Exhibit 5.1

Covington & Burling LLP
Salesforce Tower
415 Mission Street, Suite 5400
San Francisco, CA 94105-2533

February 11, 2021

ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, CA 95054

Ladies & Gentlemen:

We have acted as counsel to ServiceNow, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”) of 54,535 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), subject to issuance by the Company upon the settlement of restricted share units (the “RSUs”) granted under the Element AI Inc. 2020 Restricted Share Unit Plan (the “Plan”) and assumed by the Company in accordance with the terms of the Arrangement Agreement, dated as of November 28, 2020 (the “Arrangement Agreement”), by and among the Company, a subsidiary thereof, Element AI Inc. and the Seller Agent (as such term is defined in the Arrangement Agreement), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of California. We do not express any opinion herein on any laws other than the Delaware General Corporation Law and reported judicial decisions interpreting such law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Covington & Burling LLP

DC: 2336803-11
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